Exhibit 99.2

EnerSys Announces Tunisian Joint Venture

Reading, Pa., USA, June 26, 2008 /PRNewswire-FirstCall/ – EnerSys (NYSE: ENS), the world’s largest manufacturer, marketer, and distributor of industrial batteries and Accumulateur Tunisie Assad SA (“Assad”), the market leader in automotive batteries in Tunisia and North Africa, announced today the formation of a new joint venture company for the production and sale of industrial batteries. The new company, EnerSys-Assad SARL, will be 51% owned by EnerSys and 49% by Assad.

John Craig, chairman, president and chief executive officer of EnerSys stated, “This investment in Tunisia is a continuation of our stated strategies to increase our production in lower cost regions of the world and to expand our global market presence. Through this joint venture EnerSys will gain additional access to the fast growing African markets.”

Abdelwaheb Kallel, chairman of Assad, stated, “The new company will serve as a further extension of our progressive development of our energy storage business following our investments in capacity, technology and recycling in the past year. This joint venture brings together the experience, technology and capability of both companies to serve high growth markets.”

Ray Kubis, president of EnerSys Europe commented, “The joint venture will start production later this year in Tunis, focusing on high performance 12 volt products to increase our capacity for Motive and Reserve Power products. This will include batteries required for the growing market for solar power applications.”

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys’ plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning; and (ii) statements about the benefits of the joint venture including any impact on our financial and operating results and estimates, and any impact on EnerSys’ market position that may be realized from this program. These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. The foregoing factors, among others, could cause actual results to differ materially from those described in the forward-looking statements. EnerSys may not realize benefits from this joint venture. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For a list of other factors, which could affect EnerSys’ results, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 1A. Risk Factors,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

About EnerSys

EnerSys, the world leader in stored energy solutions for industrial applications, manufactures, distributes and services reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

For more information regarding EnerSys, please contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145. Tel: 800-538-3627.